UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     9/30/2008

CITIZENS FIRST CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky 333-67435 61-0912615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Ashley Street, Bowling Green, Kentucky 42103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (270) 393-0700

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS, ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.

 (c)  Effective September 30, 2008, Citizens First Corporation appointed Dawn Forbes as Executive Vice President and Principal Financial Officer.

Dawn Forbes, age 39, most recently served the company as Vice President of Finance, and from November 2006 to December 2007 had served as Vice President of Risk Management and BSA officer.  She has fifteen years of banking experience, primarily in the areas of audit and finance.  Ms. Forbes graduated summa cum laude from Eastern Kentucky University in 1991, with a Bachelors of Business Administration in Accounting, and worked in public accounting for two years with Deloitte & Touche.  In 1993, she became an internal auditor with PNC Bank in Louisville.  In 1995, Ms. Forbes began with Farmers Capital Bank Corporation where she advanced within the Internal Audit Department to Vice President in 1998.  In 2005, Ms. Forbes became Vice President and CFO of Kentucky Banking Centers, an affiliate of Farmers Capital Bank Corporation. Citizens First Corporation acquired Kentucky Banking Centers in 2006.

Todd Kanipe, formerly Executive Vice President –Credit Administration and Finance will remain with Citizens First Corporation as Executive Vice President –Credit Administration and Chief Credit Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FIRST CORPORATION
(Registrant)
By: /s/Mary D. Cohron Mary D. Cohron
President and Chief Executive Officer

Date: October 3, 2008